Exhibit 10.15
PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into as of the 1st day of October, 2010, by and between BLEECKER STREET CONDO, LLC, 382/384 BLEECKER, LLC, 382/384 PERRY RETAIL, LLC and BCS 387 LLC, each a Delaware limited liability company duly authorized to transact business in the State of New York, each having an address c/o Beck Street Capital, LLC, 100 Vandam Street, 4th Floor, New York, New York 10013 (collectively, “Seller”), and AMERICAN REALTY CAPITAL III, LLC, a Delaware limited liability company authorized to transact business in the State of New York, having an address at 405 Park Avenue, 15th Floor, New York, New York 10022 (“Purchaser”), and/or Purchaser’s permitted successors and assigns.

WITNESSETH:

In consideration of the mutual promises and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby mutually acknowledged, Seller and Purchaser covenant and agree as follows:

Article 1.  Property.

1.1           Property. Seller shall sell and convey to Purchaser, and Purchaser shall purchase from Seller, upon the terms, covenants and conditions hereinafter set forth, all of Seller’s right, title and interest in and to (i) the portfolio of six (6) retail condominium units more particularly described on Exhibit A attached hereto (collectively, the “Units”), all as shown on the floor plans for the Units, as set forth in the Declarations (as set forth in Exhibit B) therefor, the said Units together with the common elements appurtenant to each such Unit (the “Common Interest”) (as more particularly described on Exhibit A attached hereto) (collectively, the “Premises”); (ii) the leases in effect with respect to the Units, a true and complete schedule of which leases is attached hereto as Schedule A (collectively the “Leases”); and (iii) any equipment or fixtures attached or appurtenant to the Units, to the extent owned by Seller and not owned by the condominium associations (collectively, the “Condominiums”) or by any of the tenants of the Units (each, a “Tenant” and collectively, the “Tenants”, as the context requires), all in their presently existing “as is” condition and state of repair on the date hereof, subject to reasonable wear and tear between the date hereof and Closing Date (as hereinafter defined) (collectively, the “Fixtures”).  All of the foregoing, including the Units, the Leases and the Fixtures, shall collectively be referred to herein as the “Property”.

Article 2. Purchase Price; Acceptable Funds.

2.1           The purchase price for the Property is THIRTY FOUR MILLION and 00/100 DOLLARS ($34,000,000.00), plus the aggregate amount of Purchaser’s Closing Costs (as provided in Article 10 herein) (together the “Purchase Price”), and is payable by Purchaser as follows:

(a)           THREE MILLION FOUR HUNDRED THOUSAND and 00/100 DOLLARS ($3,400,000.00) as a downpayment toward the Purchase Price (“Downpayment”), made on the date of this Agreement, by official bank, certified or attorney trust account check payable to the order of, or by wire transfer to, “Chicago Title Insurance Company, as Escrow Agent” (“Escrow Agent”), which Downpayment shall be held and disbursed by Escrow Agent pursuant to the further terms and conditions of this Agreement; and

(b)           The balance of the Purchase Price, in an amount equal to the difference between the Purchase Price and the Downpayment, subject to adjustment as provided for herein (the “Balance”) on the Closing Date, at Seller’s election, by (i) official bank, certified or cashier’s check, unendorsed and payable to the order of Seller or as Seller may direct; or (ii) wire transfer of immediately available Federal funds to an account or accounts designated by Seller (either being “Good Funds”).

(c)           In no event shall Seller be required to accept any attorney escrow account checks or any uncertified checks of Purchaser for amounts exceeding $10,000.00, in the aggregate.

(d)           Purchaser, if request is made by Seller, shall provide Good Funds at Closing in such amounts as directed by Seller (not to exceed the Balance in the aggregate), payable as directed by Seller, which aggregate amount shall be credited against the Balance.

(e)           The Purchase Price shall be allocated among the Units as set forth on Schedule E attached hereto.

Article 3. Closing.

3.1           (a)           The closing of title to the Property (the “Closing”) shall take place at the offices of Seller’s counsel, Alter Mantel, LLP, 90 Park Avenue, 35th Floor, New York, New York 10016, at 10:00 A.M., on or before December 1, 2010, TIME BEING OF THE ESSENCE with respect to Purchaser’s obligation to close on such date and at such time (the “Scheduled Closing Date”).  The date on which the Closing shall occur shall be referred to herein as the “Closing Date”.

(b)           Notwithstanding the foregoing or anything to the contrary contained herein, without limiting the rights of Seller in Section 5.3 below, Seller shall be permitted to extend the Closing from time to time to a date which is later than the Scheduled Closing Date, by written notice to Purchaser; provided, however, that Seller may not, subject to the provisions of Section 5.3 below, adjourn the Closing beyond December 22, 2010, TIME BEING OF THE ESSENCE with respect to Seller’s obligation to close on or before such date and time (the “Seller’s Outside Closing Date”).

3.2           Notwithstanding anything to the contrary contained herein, if Purchaser shall finance any portion of the Purchase Price, and if Purchaser’s lender shall so require, the Closing shall occur at the offices of Purchaser’s lending institution, or its counsel, in New York City or Nassau or Suffolk county.  Nothing herein contained shall be deemed to create a financing contingency or to condition Purchaser’s obligations hereunder on Purchaser’s ability to obtain financing, and this shall be deemed to be an “all cash” transaction.

3.3           This shall be an “all or nothing” Agreement, and Seller shall be obligated to sell all of the Units constituting the Premises to Purchaser, and Purchaser shall be obligated to purchase all of the Units constituting the Premises from Seller, subject to the further terms and conditions of this Agreement.  In the event that Seller shall fail to sell all or any one (1) of the Units, Seller shall be in default of this Agreement, subject to the further terms and conditions hereof.  In the event that Purchaser shall fail to purchase all or any one (1) of the Units, Purchaser shall be in default of this Agreement, subject to the further terms and conditions hereof. Additionally, the obligation on the part of Seller and Purchaser to close hereunder is expressly conditioned upon Seller and Purchaser closing the sale and purchase of all of the Units simultaneously.   Notwithstanding the foregoing or anything to the contrary, in the event Seller is unable to convey title to any one (1) Unit in accordance with the provisions of this Agreement and does not elect to remedy any Objection(s), as such term is hereinafter defined, with respect to said Unit, Seller shall promptly so notify Purchaser and Purchaser shall within the earlier of the Closing Date or five (5) business days after Seller’s notification have the right to elect to purchase the remaining Units for a purchase price equal to the aggregate of the allocated Purchase Price for said Units as set forth in Schedule E hereof.  For purposes of this Section 3.3, Units A and C occupied by Marc Jacobs International LLC shall be treated as one Unit.

Article 4.  Permitted Exceptions.

4.1           The Property shall be sold and conveyed, and Purchaser shall accept title to the Property, subject to the following matters (collectively, the “Permitted Exceptions”):

(a)           The covenants, easements, reservations, restrictions and agreements of record affecting the Property shown on Exhibit B and any additional covenants, easements, reservations, restrictions and agreements of record filed after the date hereof, including without limitation, amendments to the Declarations and/or other documents relating the Condominium, provided such additional matters (i) do not prohibit the current use and occupancy of the Property; (ii) do not render title to the Property uninsurable at regular rates; (iii) do not impose any additional monetary obligation on Purchaser; or (iv) require the removal of any part of the improvements constituting the Property.  Notwithstanding the foregoing, Seller shall not permit any additional covenants, easements, reservations, restrictions or agreements to be filed against the Property without first obtaining Purchaser’s prior written consent, which consent may be granted or withheld in Purchaser’s sole and absolute discretion ;

(b)           Any and all present and future laws, regulations, restrictions, requirements, ordinances, resolutions and orders affecting the Property, including, without limitation, any laws relating to zoning, building, environmental protection and the use and occupancy of the Property, provided same do not (i) prohibit the current use and occupancy of the Property; or (ii) require the removal of any part of the improvements constituting the Property;

(c)           Real estate taxes that are a lien, but are not yet due and payable, subject to adjustment at Closing, as provided for herein;

(d)           Grants made prior to the date hereof of licenses or easements or other rights in favor of any public or private utility company or governmental entity for, or pertaining to, utilities, sewers, water mains or drainage, whether or not of record, provided same do not (i) prohibit the current use and occupancy of the Property (ii) render title to the Property uninsurable at regular rates, or (iii) require the removal of any part of the improvements constituting the Property, including without limitation that certain unrecorded easement dated April 7, 1975 between Pierre Moulin and Manhattan Cable Television, Inc. affecting the Unit located at 367-369 Bleecker Street, New York, New York.  A copy of the aforesaid unrecorded easement is attached hereto as Exhibit I.

(e)           Any state of facts or physical condition which a current accurate survey or physical inspection of the Premises would disclose, provided same does not require the removal of any part of the improvements constituting the Property;

(f)           Street vaults and coal chutes, if any;

(g)           Consents by the Boards of Managers of the Condominiums (collectively, the “Board of Managers”), or any former owner of the Property, for the erection of any structure or structures on, under or above any street or streets on which the Property may abut, provided same do not (i) render title to the Property uninsurable at regular rates or (ii) require the removal of any part of the improvements constituting the Property;

(h)           Power of Attorney to the members of the Board of Managers, and to their successors in office;

(i)           The lien of any unpaid common charges, real estate taxes, water charges or sewer rents, subject to adjustment as hereinafter provided;

(j)           The lien of any unpaid assessments payable in installments (other than assessments levied by the Board of Managers), except that Seller shall pay all such installments due prior to the Closing Date and Purchaser shall pay all such installments due from and after the Closing Date;

(k)           The Leases;

(l)           Violations of laws, regulations, ordinances, orders or requirements, if any, noted in or issued prior to, on or subsequent to the date hereof by any governmental or municipal department, bureau, agency  or authority having jurisdiction over the Property and any conditions constituting such violations although not so noted or issued (collectively, the “Violations”), provided however, Seller shall pay on or prior to Closing all fines, fees, penalties, interest and/or other charges imposed with respect to the Violations;

(m)           Any other matters that would constitute Objections (as defined in Section 5.1 hereof) and with respect to which the Title Company (as hereinafter defined) certifies that it will insure title to the Property free of such Objections or provides affirmative insurance with respect to same, at regular rates without the payment of additional premiums; and

(n)           The standard printed exceptions appearing on the jacket of the title insurance commitment issued by the Title Company.

4.2           The Permitted Exceptions shall not constitute grounds for objection by Purchaser, and Seller shall have no obligation to remove any Permitted Exception as a condition to Purchaser’s obligation to purchase the Property in accordance with this Agreement, except as otherwise expressly set forth in this Agreement.

Article 5.  State of Title; Objections.

5.1           Purchaser, at Purchaser’s sole cost and expense, (subject to Article 10 herein), shall secure a title report for the Property from Chicago Title Insurance Company or any other reputable title insurance company (or abstract company) selected by Purchaser which is licensed to conduct business in the State of New York (the “Title Company”), within twenty (20) days after the date of this Agreement.  The Title Company shall be given instructions to provide a copy of the title report, and all searches made in connection therewith, simultaneously to the attorney for Seller.  A copy of the title report delivered to Seller’s attorney shall constitute Purchaser’s notice of title defects with respect to the matters set forth therein which are not Permitted Exceptions (“Objections”).

5.2           If Seller either is unable to convey title to the Property in accordance with the provisions of this Agreement, or does not elect to remedy any Objection(s), Seller shall promptly so notify Purchaser in writing, and Purchaser shall have the right to elect either (a) to accept such title as Seller is able to convey, without any reduction of the Purchase Price or any other credit or abatement on account thereof or (b) to terminate this Agreement and receive a refund of the Downpayment.  Purchaser shall make its election between clauses (a) and (b) of the immediately preceding sentence by written notice to Seller given not later than the tenth (10th) business day after Seller gives written notice to Purchaser of its inability or unwillingness to remove any Objection(s).  If Purchaser shall fail to give such notice as aforesaid, then Purchaser shall be deemed to have elected clause (a) above.  Notwithstanding the foregoing provisions of this Article 5, (i) all judgments and federal, state and municipal tax liens and other liens which are in liquidated amounts as of the Closing Date caused by and filed against the Seller and all mechanics’ liens filed against the Property relating to work performed or alleged to be performed at the Property at Seller’s request shall be satisfied or discharged by Seller on or prior to the Closing Date, provided that Seller shall not be required to expend more than Five Hundred Thousand Dollars ($500,000.00) in the aggregate to effect same; and (ii) all mortgages recorded against the Property for money borrowed by Seller shall be satisfied by Seller.

5.3           In the event Seller is unable (as opposed to unwilling) to remedy the Objections prior to the Closing Date, Seller shall be entitled to one (1) or more adjournments of the Closing Date for an aggregate period not to exceed thirty (30) days.  Purchaser’s obligations under this Agreement shall remain in full force and effect during any such adjournment period.  If Seller fails to remedy any Objection(s) prior to the date which is the Seller’s Outside Closing Date, time being of the essence, then Purchaser may elect, in Purchaser sole and absolute discretion, to allow Seller an additional thirty (30) days to remedy the Objection(s) (the “Objection Extension Period”), in which event Seller shall use Seller’s good faith efforts (and shall keep Purchaser apprised of Seller’s progress) to remedy the Objection(s) prior to the expiration of the Objection Extension Period.  If Purchaser does not grant the Objection Extension Period or, in the event that Seller is unable (as opposed to unwilling) to remedy the Objections prior to the termination of the Objection Extension Period (if so granted by Purchaser), then the provisions of the preceding Section 5.2 shall be applicable, and Seller shall be deemed to have elected not to remedy any Objection(s).

5.4           Notwithstanding anything to the contrary contained herein, and provided the amount required to remove any Objection(s) does not exceed the Purchase Price, at Closing, Seller, in Seller’s discretion, shall be permitted to (i) use any portion of the Balance to remove or discharge any Objection(s) or (ii) deposit with the Title Company monies (which may include a portion of the Purchase Price) and/or documents sufficient to effect the issuance of title insurance in favor of Purchaser free of any Objection(s), or with affirmative insurance against the enforcement or collection of any Objection(s) against the Property, and Purchaser shall accept title to the Property with such insurance and/or affirmative coverage.  If written request is made by Seller or Seller’s attorneys not less than two (2) business days prior to the Closing, Purchaser shall, in accordance with the provisions of Article 2 hereof, deliver separate checks, or wire funds to separate accounts, aggregating the amount of the Balance, to facilitate the removal and discharge of any Objection(s) and the discharge of Seller’s other monetary obligations under this Agreement or as otherwise required by Seller.

5.5           If any matter not revealed in the initial title report is discovered by the Title Company and is added to the title report by the Title Company at or prior to Closing and same constitutes an Objection, Purchaser shall have until the earlier of (i) two (2) business days after the Purchaser’s receipt of the updated, revised title report showing the new title exception, together with a legible copy of any such new matter, or (ii) the date of Closing, to provide Seller with written notice of its objection to any such new title exception.

Article 6.  Responsibility for Violations.

6.1           Purchaser shall acquire the Property subject to all Violations except that Seller shall pay at or before the Closing, any and all fines, fees, penalties, interests and/or charges imposed with respect thereto through the Closing Date.

Article 7.  Condition of the Property.

7.1           Purchaser acknowledges that it has inspected the Property, is fully familiar with the physical condition and state of repair thereof, and shall accept the Property “as is”, “where is”, as of the date of this Agreement and without any material changes with respect thereto between the date hereof and the Closing Date, except those changes permitted or required to be made by the Tenants under the current terms of the Leases .

7.2           Purchaser acknowledges that it has made, or will make, such examination of the Property, the operations, income and expenses of the Property and such other matters affecting or relating to the Property and this transaction, as Purchaser deems necessary prior to the execution and delivery of this Agreement. Purchaser hereby acknowledges and declares reliance solely on its own examination, inspection and evaluation of the Property and upon the representation and warranties of Seller herein contained.

Article 8.  Representations and Warranties.

8.1           Seller represents and warrants to Purchaser that the following are true and correct in all material respects as of the date hereof:

(a)           This Agreement constitutes, and each document and instrument to be executed and delivered by Seller hereunder (collectively, the “Seller’s Documents”), when so executed and delivered, shall constitute, the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms, covenants and conditions.

(b)           Seller is not a party to any service, management, employment or other contract (“Service Contracts”) affecting the Property, which are not terminable on or before the Scheduled Closing Date.  Seller shall (i)  cause any and all Service Contracts to be terminated as of the Closing Date; and (ii) be responsible for any and all costs, fees and/or expenses associated with terminating the Service Contracts prior to Closing.

(c)           There are no employees currently employed by Seller at the Premises who will remain employed following the Closing Date. Seller has not entered into any collective bargaining or union agreements with respect to the Property.  Seller will not enter into any negotiations or execute any contract with a labor union with respect to the Property between the date hereof and the Closing.

(d)           All bills and claims for labor performed and materials furnished at the request of Seller, or its officers, agents or employees to or for the benefit of the Property will be paid in full by Seller as rendered whether before or after the Closing Date.  If required, Seller shall execute and deliver an affidavit to such effect at Closing.

(e)           No person, firm or entity, except for the Purchaser, has any rights to purchase or acquire all, or any part of the Property, including, without limitation, a right of first refusal or option to purchase with respect thereto.

(f)           There are no pending or threatened condemnation proceedings with respect to the Property.

(g)           Seller shall not enter into any construction contracts (except for emergency repairs) or construct any addition, expansion or improvements to the Property.  Notwithstanding the foregoing, Seller is permitted, upon prior written notice to Purchaser, to make repairs to the Property as deemed necessary and/or required by Seller, in Seller’s sole, but commercially reasonable discretion or as required by current terms of the Leases.  As of the date hereof, there are no pending construction contracts with respect to the Property other than as set forth on Exhibit C attached hereto.  Purchaser shall not be responsible for any costs associated with the construction contracts in Exhibit C after the Closing Date.

(h)           Seller shall not voluntarily create any new title encumbrances affecting the Property between the date hereof and the Closing, which will remain in force and effect after the Closing Date.

(i)           Each Seller (i) is the sole owner of the Unit(s) to which it is attributed on Exhibit D hereto; (ii) is a limited liability company duly organized under the laws of the State of Delaware and licensed and/or qualified to conduct business in the State of New York; (iii) has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; (iv) has full power and authority to enter into and perform this Agreement and to enter into the documents to be executed and delivered in accordance with the terms hereof; and (v) has full power and authority to consummate the transactions as contemplated herein.

(j)           The information contained on the Schedules to this Agreement is true and correct in all material respects.

(k)           The rents set forth on Schedule B (the “Rent Schedule”) are the actual rents billed or to be billed by Seller to the Tenants, and the actual amounts paid or payable by the Tenants.

(l)           Seller has not received any written notice (i) from any applicable governmental authority of any “hazardous materials” or “hazardous wastes”, as defined, without limitation, under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), the Resource Conservation and Recovery Act of 1976 (“RCRA”), or any local law, rule, regulation, or code relating to health or the environmental or another applicable Federal, State or local environmental laws (“Environmental Laws”) at, on, around or under the Property, or migrating from the Property, in violation of any Environmental Laws; or (ii) of any pending actions, suits, claims and/or proceedings claiming that Seller or the Property is in violation of any Environmental Laws.

(m)           Seller has not filed any petition seeking or acquiescing in any voluntary or involuntary reorganization, liquidation, receivership, or other proceedings under any federal, state or local insolvency, liquidation, reorganization or similar type laws.

(n)           Seller has not received any written notice from the respective Condominiums (or from their authorized representatives) that any Unit is under consideration for or subject to any special assessment or other charge under, the Declarations, By-laws and/or rules or regulations of the Condominiums.

(o)           True and complete copies of the Leases have been delivered to Purchaser.  There are no Leases, amendments or modifications other than as previously delivered to Purchaser.

(p)           There are no arrears in the payment of rent or additional rents under the Leases in excess of thirty (30) days, other than as set forth on Schedule D (the “Arrearage Schedule”).

(q)           Except as set forth in the Leases, no Tenant is entitled to rental concessions or abatements for any period subsequent to the scheduled date of closing.

(r)           There are no security deposits other than those set forth in the Schedule of Security Deposits annexed hereto as Schedule C and made a part hereof, which schedule is true and accurate in all material respects, and supersedes the Leases, to the extent of any inconsistency. At the Closing (subject to Article 17.4 herein), Seller is only obligated to deliver to Purchaser the security deposits listed on Schedule C attached hereto or a credit with respect to same, as the same may be reduced as a result of any Tenant vacating a Unit prior to Closing.

8.2            The representations, warranties and covenants of Seller set forth herein are a material inducement to Purchaser entering into this Agreement and Purchaser is relying on the truth and accuracy of same.  Seller hereby agrees that the representations, warranties and covenants of Seller shall be deemed repeated on, and shall be true and accurate in all material respects as of, the Closing Date, and the representations, warranties and covenants of Seller set forth in Subsections (b), (c), (d), (e), (g), (j), (k), (l), (o), (q) and (r) of this Article 8 (the “Surviving Representations”) shall survive the Closing for one hundred twenty (120) days from the Closing.  In the event the representations, warranties and covenants contained in this Agreement are not materially true and correct then prior to Closing, Purchaser may, as its sole remedy, terminate this Agreement and receive the return of the Downpayment whereupon neither party shall have any further rights or obligations under this Agreement.  After Closing, Seller agrees to indemnify, defend and hold Purchaser harmless from and against any and all losses, costs, expenses, claims and/or causes of actions arising out of Seller’s breach of the Surviving Representations contained in this Agreement (the “Losses”), provided that a claim with respect thereto is made by Seller within the aforementioned one hundred twenty (120) day period, failing which same shall be deemed waived, and provided further, that (a) Seller’s indemnification obligation shall apply only to the extent the aggregate amount of the Losses incurred by Purchaser, as a result thereof, exceed Fifty Thousand and 00/100 Dollars ($50,000.00) and (b) Seller’s aggregate liability with respect to the Losses shall not exceed Six Hundred and Fifty Thousand and 00/100 Dollars ($650,000.00).

8.3           Notwithstanding anything to the contrary, all representations and warranties made by Seller in this Agreement are made based solely upon the actual knowledge of Kevin Comer.  Seller represents that Kevin Comer is the primary principal of Seller responsible for overseeing the management of the Property.

8.4           As of the date hereof and as of the Closing Date, Purchaser hereby represents, warrants, covenants and agrees as follows:

(i)           Purchaser and Purchaser Parties (as such term is hereinafter defined) are familiar with the source of funds for the Purchase Price of the Property and represent that all such funds will be derived from legitimate business activities within the United States of America and/or from loans from a banking or financial institution chartered or organized within the United States of America.  Purchaser covenants and agrees to provide to Seller any and all documents, certifications or other evidence, as may be requested from time to time by Seller in its sole discretion, confirming the source of funds for the Purchase Price (and that such funds derived from legitimate business activities).

(ii)           None of Purchaser, any direct or indirect interest holder in Purchaser (collectively, the “Purchaser Parties”), or any Affiliate of Purchaser is subject to sanctions of the United States government or in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations (“Laws”) relating to terrorism or money laundering, including, without limitation, Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) (the “Terrorism Executive Order”) or a Person similarly designated under any related enabling legislation or any other similar Executive Orders (collectively with the Terrorism Executive Order, the "Executive Orders"), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”), any sanctions and regulations promulgated under authority granted by the Trading with the Enemy Act, 50 U.S.C. App. 1-44, as amended from time to time, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, as amended from time to time, the Iraqi Sanctions Act, Publ. L. No. 101-513; United Nations Participation Act, 22 U.S.C. § 287c, as amended from time to time, the International Security and Development Cooperation Act, 22 U.S.C. § 2349 aa-9, as amended from time to time, The Cuban Democracy Act, 22 U.S.C. §§ 6001-10, as amended from time to time, The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 2339b, as amended from time to time, and The Foreign Narcotics Kingpin Designation Act, Publ. L. No. 106-120, as amended from time to time.

(iii)           None of the Purchaser, the Purchaser Parties or any Affiliate of Purchaser is (i) listed on the Specially Designated Nationals and Blocked Persons List (the "SDN List") maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or on any other similar list ("Other Lists" and, collectively with the SDN List, the "Lists") maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation (collectively, "OFAC Laws and Regulations"); or (ii) a Person (a "Designated Person") either (A) included within the term "designated national" as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of the Terrorism Executive Order or a Person similarly designated under any related enabling legislation or any other similar Executive Orders (collectively, the "Executive Orders"), including a “Prohibited Person”.  The OFAC Laws and Regulations and the Executive Orders are collectively referred to as the "Anti Terrorism Laws".  “Prohibited Person” is defined as follows:

(A)           a person or entity that is listed in the Annex to the Terrorism Executive Order, or is otherwise subject to the provisions of the Terrorism Executive Order or any other Executive Order;

(B)           a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to the Terrorism Executive Order, or is otherwise subject to the provisions of the Terrorism Executive Order or any other Executive Order;

(C)           a person or entity with whom Seller is prohibited from dealing or otherwise engaging in any transaction by any terrorism or anti-money laundering Law, including the Terrorism Executive Order, any other Executive Order and the Patriot Act;

(D)           a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Terrorism Executive Order or any other Executive Order; or

(E)           a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

(iv)           Purchaser has, and its Purchaser Parties have, required and shall require, and has/have taken and shall take all reasonable measures to ensure compliance with the requirement that no Purchaser Parties or Affiliates of Purchaser is or shall, be listed on any Lists be a Designated Person, or be in violation of any Laws, including any OFAC Laws and Regulations.

(v)           None of Purchaser, the Purchaser Parties or any Affiliate of Purchaser is or will (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Designated Person, (ii) deal in, or otherwise engage in, any transaction relating to any property or interest in property blocked pursuant to any Executive Order or the Patriot Act, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Executive Order or the Patriot Act.

(vi)           Purchaser covenants and agrees to deliver to Seller any certification or other evidence reasonably requested from time to time by Seller, confirming Purchaser’s compliance with the provisions of this Article 8.4.

(vii)           Purchaser is a duly organized limited liability company qualified to conduct business in the State of New York; has all requisite power and authority to enter into this

Agreement and to consummate the transactions contemplated hereby; and has full power and authority to execute and deliver and perform the obligations set forth in this Agreement.

(viii)       All of the foregoing representations, warranties and covenants of Purchaser will be and remain true on and as of the Closing Date and shall survive the Closing.

Article 9.  Closing Obligations.

9.1	At the Closing, Seller shall execute and/or deliver the following:

(i)           a bargain and sale deed without covenant against grantor’s acts, containing the covenant required by Section 13 of the New York Lien Law, so as to convey the Property to Purchaser, together with the Common Interest, subject only to the Permitted Exceptions;

(ii)           a written agreement pursuant to which Seller shall assign to Purchaser, and Purchaser shall assume and agree to be bound by, all obligations and liabilities of Seller under the Leases and otherwise with respect to the Tenants of the Premises, including the guaranties under the Leases, with respect to obligations which arise after Closing, subject to the further terms and conditions of this Agreement, such agreement to be substantially in the form of Exhibit E attached hereto (the “Assignment of Leases”);

(iii)           a schedule of all security deposits and a check or credit to Purchaser in the amount of any such security deposits, including accrued interest thereon, held by Seller on the Closing Date, together with an assignment and assumption agreement substantially in the form attached hereto as Exhibit F (the “Assignment of Security Deposits”);

(iv)           a certificate updating the Rent Schedule and Arrearage Schedule, together with an assessment of such arrears, subject to adjustment as provided herein;

(v)           an original letter, executed by Seller or by its agent, advising the Tenants of the sale of the Property to Purchaser and directing that rents and other payments thereafter be sent to Purchaser or as Purchaser may direct;

(vi)           to the extent the same are in Seller’s possession or in the possession of Seller’s managing agent, Seller shall deliver all original Leases and any amendments or extensions thereto;

(vii)           original Tenant Estoppel Certificates (hereinafter defined) in the form required by each Tenant’s Lease dated no earlier than forty-five (45) days prior to the Scheduled Closing Date.  Seller shall request in writing that the Tenants execute such Tenant Estoppel Certificates.  Seller’s delivery to Purchaser of original Tenant Estoppel Certificates for all of the Tenants as aforesaid shall be a condition to Purchaser’s obligation to close hereunder.  In addition, the business terms contained in the Tenant Estoppel Certificates must be in accordance with the Leases in all material respects;

(viii)        a certificate by each of the Condominiums or their respective managing agents substantially in the form annexed hereto as Exhibit G;

(ix)           an assignment to Purchaser, without recourse or warranty, of all of the interest of Seller in and to the certificates, permits, approvals and other documents to be delivered to Purchaser at the Closing which are then in effect with respect to the Property and are assignable by Seller substantially in the form annexed hereto as Exhibit H (the “General Assignment”);

(x)           an affidavit of Seller pursuant to Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended, stating that Seller is not a foreign person within the meaning of such Section;

(xi)           checks to the order of the appropriate governmental authority in payment of all applicable real property transfer taxes and any tax returns therefor (the “Transfer Tax Returns”) required to be executed by Seller except that Seller may request that Purchaser use all or a portion of the Balance due Seller to pay such taxes on Seller’s behalf;

(xii)           evidence reasonably satisfactory to the Title Company that (i) Seller is authorized to consummate the transaction contemplated herein, and (ii) the individual(s) executing the documents on behalf of Seller is/are authorized to do so;

(xiii)         to the extent the same are in Seller’s possession, all keys to the Units and all access codes, if any;

(xiv)         a title affidavit in the form annexed hereto as Exhibit J;

(xv)           all other documents and instruments required by this Agreement and/or the Condominium Documents to be executed and/or delivered by Seller at Closing; and

(xvi)         any other documents, instruments, or agreements reasonably necessary to effectuate the transactions contemplated hereunder, in accordance with the express terms, covenants and conditions hereof.

9.2           At the Closing, Purchaser shall pay the Balance to Seller as provided in Article 2 hereof.

9.3           At the Closing, Purchaser shall execute and/or deliver the following:

(i)           the Transfer Tax Returns;

(ii)           a Power of Attorney executed by Purchaser and acknowledged by a notary public, in the form required by the Condominium Documents, in favor of the applicable Board of Managers, if required;

(iii)           the General Assignment;

(iv)           the Assignment of Leases;

(v)           the Assignment of Security Deposits;

(vi)           a written agreement authorizing Escrow Agent to pay the Escrow Funds to Seller or Seller’s designee, and releasing Escrow Agent from any liability arising out of the performance of its obligations pursuant to this Agreement;

(vii)           copies of the articles of organization of Purchaser, and all consents and resolutions required to consummate the transactions contemplated hereby, certified to be true and complete by an authorized officer of Purchaser;

(viii)         such affidavits, agreements and instruments as shall be reasonably required by the Title Company;

(ix)           all other documents and instruments required by this Agreement and/or the Condominium Documents to be executed and/or delivered by Purchaser at Closing; and

(x)           any other documents, instruments or agreements reasonably necessary to effectuate the transactions contemplated hereunder, in accordance with the express terms, covenants and conditions hereof.

Article 10. Taxes and Other Expenses.

10.1           All New York State and New York City Real Property Transfer Taxes payable in connection with the transfer of the Property to Purchaser, and the consummation of the transactions contemplated hereunder shall be paid by Seller at the Closing.  The parties acknowledge that no portion of the Purchase Price is allocable to the Fixtures or Personal Property.

10.2           Purchaser shall pay for the following at the Closing (collectively, “Purchaser’s Closing Costs”):

(a)           all State, City, County and municipal recording charges;

(b)           all costs and expenses in connection with Purchaser’s financing (if any), including appraisal, points, commitment fees, mortgage recording taxes, lender’s legal fees and the like and costs for the filing of all documents necessary to complete such financing and related documentary stamp tax and intangibles tax (as the same may be applicable);

(c)           the cost of Purchaser’s own survey, survey re-date, Phase 1 environmental study and due diligence investigations;

(d)           the cost and expense of obtaining a title report with respect to the Property;

(e)           the cost associated with obtaining an Owner’s Policy of Title Insurance and/or a Mortgagee’s Policy of Title Insurance (if required), including any and all searches, premiums, endorsements and coverage obtained and/or issued in connection with such policies;

(f)           all costs, fees, expenses and/or premiums, including that of any and all advisors or and/or consultants engaged in connection therewith, associated with obtaining general liability and/or property insurance with respect to the Property;

(g)           the cost, fee and expense of any advisor, consultant or associate engaged by Purchaser to assist with the acquisition of the Property;

(h)           the compliance fee of Corporation Service Company; and

(i)           Any and all fees incurred by American Realty Capital New York Recovery REIT, including, but not limited to due diligence fees, acquisition fees and financing fees.

10.3           Purchaser’s Closing Costs up to the sum of $1,900,000.00 in the aggregate shall be paid by Seller and shall be added to the Purchase Price to establish a final Purchase Price for the Property. Purchaser shall pay all costs and expenses incurred by Seller resulting from such increase in Purchase Price including without limitation federal, state and local income and franchise taxes, after Seller takes all available deductions for Purchaser’s Closing Costs it being understood that Seller’s payment of Purchaser’s Closing Costs shall be economically neutral to Seller.  Purchaser and (i) in the event the Purchaser is a subsidiary of American Realty Capital New York Recovery REIT, Inc., then American Realty Capital New York Recovery REIT, Inc., or (ii) in the event Purchaser is a subsidiary of American Realty Capital Trust, Inc., then American Realty Capital Trust, Inc. agree, for a period of time not to exceed seven (7) tax years from the Closing Date, to defend (with counsel selected by Purchaser and reasonably satisfactory to Seller), indemnify and hold Seller and its members and principals (collectively, “Seller Parties”) harmless from and against any and all claims, losses, suits and expenses including reasonable legal fees incurred by Seller and Seller Parties as a result of said payment by Seller of Purchaser Closing Costs and increase in Purchase Price.  Purchaser shall cause the applicable party referenced in clauses (i) or (ii) above to execute and deliver to Seller at Closing an indemnity agreement incorporating all of the terms and provisions of this Section 10.3.

10.4           Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

10.5           The provisions of this Article 10 shall survive the Closing.

Article 11.  Apportionments.

11.1           The following items shall be apportioned in accordance with the customs and practice of the Real Estate Board of New York (the “Closing Customs”).  To the extent that the adjustment of any of the following is not addressed in the Closing Customs, then the same shall be apportioned between the parties as of 11:59 P.M. on the day immediately preceding the Closing Date:

(a)           rents, percentage rents, additional rents, escalation charges and other tenants’ charges (collectively, the “Rents”), as and when collected;

(b)           revenues, if any, arising out of waste collection privileges, telephone booths, vending machines, submetering agreements and the like;

(c)           real estate taxes and assessments, if any, on the basis of the fiscal year for which assessed;

(d)           water meter and sewer rents, if any, unless same are the direct responsibility of Tenants under Leases in effect as of the Closing Date in which event Purchaser shall look solely to said Tenant(s) for payment of same and same shall not be deemed an objection to title (unfixed water meter charges, if any, shall be apportioned as reasonably estimated on the basis of the last meter reading, provided Seller shall obtain a current water meter reading not more than thirty (30) days old)

(e)           vault taxes or charges, if any;

(f)           charges for all utility services supplied to the Premises (including, without limitation, water, gas, steam and electricity) (other than utilities that are the direct responsibility of Tenants under Leases in effect as of the Closing Date);

(g)           interest on tenant security deposits, to the extent permitted under applicable law;

(h)           common charges of the Condominiums with respect to the Premises; and

(i)           business improvement district charges, if any.

To the extent that the same may be applicable, the foregoing apportionments shall be made in accordance with the Closing Customs.

11.2           Real estate tax escalation charges payable by the Tenant(s) shall be equitably prorated between Seller and Purchaser for the applicable period of time of ownership between Seller and Purchaser.

11.3           If any past due rentals are owing by any Tenant on the Closing Date, Seller is entitled hereunder to all of said past due rentals. Purchaser and Seller agree that the first moneys received by Purchaser from the respective Tenants owing such past due rentals, net of the reasonable out-of-pocket costs of collection, shall be applied in the following order of priority: (a) first to the month (or, in the case of tenant pass-throughs, such other applicable accounting period) in which the Closing occurred; (b) then to the then current month; (c) then to any month or months following the month in which the Closing occurred; (d) then to the month preceding the month in which the Closing occurred; and (e) then to the period prior to the month preceding the month in which the Closing occurred. All such monies received by Purchaser for such past due rentals shall be held in trust for Seller, and Purchaser agrees to remit forthwith to Seller the amount of such past due rentals to which Seller is entitled, as and when so collected.

11.4           In the event that any of the Tenants have deposited rent securities with Seller pursuant to the terms of their respective Leases (including letters of credit in lieu of cash security deposits), Seller will transfer and/or assign to Purchaser such security deposits together with originals of the letters of credit on the Closing Date.  Seller shall not apply any portion of the security deposits listed on Schedule C against any Tenant default subsequent to the date of this Agreement unless the Tenant has vacated the Premises.

11.5           Purchaser shall reimburse Seller on the Closing Date for the cost of all fuel and reasonably useful and unopened supplies at the Premises as of the Closing Date.  The amount of fuel shall be determined by a fuel tank reading provided by seller’s fuel oil provider, dated within five (5) days of the Closing Date, and the price to be paid therefor is to be the then prevailing price charged by the vendor who supplied the same to the Premises (plus all applicable taxes thereon and shipping charges).

11.6           Seller represents that there are no certiorari proceedings currently pending.

11.7           Seller shall, at the Closing, pay all processing fees and charges payable to the Condominiums (and/or their managing agent) in connection with this sale.

Article 12.  Risk of Loss; Condemnation.

12.1           If, between the date of this Agreement and the Closing Date, the Premises are damaged by fire or other casualty, the provisions of Section 5-1311 of the New York General Obligations Law, or any statute enacted in substitution therefor or in addition thereto, shall not apply.  Such provisions are hereby waived, and the provisions of the following Section 12.2 shall apply instead.

12.2           Upon the occurrence of a casualty, condemnation or taking with respect to any Property, Seller shall notify Purchaser in writing of same.  Until Closing, the risk of loss or damage to all of the Property, except as otherwise expressly provided herein, shall be borne by Seller.  In the event all of the Property or any Unit or any portion of any Unit is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that: (a) a Tenant has a right of termination under the Lease for such Unit, or (b) with respect to any casualty, if the cost to repair such casualty would exceed $3,400,000.00, or (c) with respect to any condemnation, more than five percent (5%) of the Property is (or will be) condemned or taken, then Purchaser may elect to terminate this Agreement by providing written notice of such termination to Seller within ten (10) business days after Purchaser’s receipt of notice of such condemnation or taking or damage, upon which termination of the Downpayment shall be returned to Purchaser and neither party hereto shall have any further rights, obligations or liabilities under this Agreement with respect to the Property, except as otherwise expressly set forth herein.  With respect to any condemnation or taking (or any notice thereof), if Purchaser does not elect to cancel this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Purchaser at the Closing the rights of Seller to the awards, if any, for the condemnation or taking, and Purchaser shall be entitled to receive and keep all such awards.  With respect to a casualty, if Purchaser does not elect to terminate this Agreement with respect to any such Property as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Purchaser at the Closing the rights of Seller to the proceeds under Seller’s insurance policies covering such Property with respect to such damage or destruction (or pay to Purchaser any such proceeds received prior to Closing) and credit to Purchaser the amount of any deductible with respect thereto, and Purchaser shall be entitled to receive and keep any monies received from such insurance policies.

Article 13.  Covenants of Seller.

13.1           Seller covenants and agrees that, except as otherwise provided in the Agreement, between the date of this Agreement and the Closing Date, Seller (either itself or through an agent) shall continue to manage and operate the Property in substantially the same manner as Seller has heretofore managed and operated the Property and to keep the Property in substantially and materially its same condition and state of repair, subject to the terms, conditions and requirements of the Lease(s), including, without limitation, the rights of Tenants to demolish portions of their respective Units and make alterations and improvements to such Units, and subject to reasonable use, wear and tear and damage by fire or casualty.  Purchaser acknowledges and agrees that it is acquiring the Property subject to the changes required or permitted to be made by the Tenants under the current terms of the Leases.

13.2           (a)           Seller reserves the right to include this transaction as part of an Internal Revenue Code Section 1031 tax deferred exchange transaction for the benefit of Seller, and Purchaser agrees to cooperate with Seller therein, and to execute any and all documents (subject to the reasonable approval of Purchaser’s attorney) which are reasonably necessary in connection therewith, at no cost, expense or liability to Purchaser, other than attorneys’ fees, if any, charged by Purchaser’s attorney to review and approve the usual and customary agreements required to be executed by Purchaser in connection with the exchange.  This Agreement shall not be contingent upon, or subject to, Seller’s ability to locate a suitable exchange property, or to complete such exchange.

(b)           Purchaser reserves the right to include this transaction as part of an Internal Revenue Code Section 1031 tax deferred exchange transaction for the benefit of Purchaser, and Seller agrees to cooperate with Purchaser therein, and to execute any and all documents (subject to the reasonable approval of Seller’s attorney) which are reasonably necessary in connection therewith, at no cost, expense or liability to Seller, other than attorneys’ fees, if any, charged by Seller’s attorney to review and approve the usual and customary agreements required to be executed by Seller in connection with the exchange.  This Agreement shall not be contingent upon, or subject to, Purchaser’s ability to locate a suitable exchange property, or to complete such exchange.

13.3           Purchaser shall be permitted to have reasonable access to the Property from time to time, between the date of this Agreement and the Closing Date, during business hours and upon reasonable prior notice to Seller subject to the rights of Tenants under their respective Leases.  Such access shall be under the supervision of Seller, Seller’s agent or representative or Seller’s real estate broker, and shall be conducted in a manner which shall not interfere with the business operations being conducted in the Property.  Purchaser agrees to indemnify and hold Seller harmless for any claims, losses, suits or expenses which Seller may incur as a result of Purchaser or its principals, agents, employees, consultants or designees entering upon the Property and/or performing any inspections therein.  Prior to entering the Property, Purchaser shall provide to Seller a certificate of insurance evidencing that Purchaser and/or the parties conducting the inspection(s) has comprehensive general liability insurance with a combined single limit for bodily injury and property damage of not less than One Million ($1,000,000.00) Dollars per occurrence which insurance certificate shall insure Seller and such parties as may reasonably be designated by Seller with respect to the referenced inspections at the Property.  Under no circumstances shall Purchaser or its designees have any right to perform any testing whether invasive or otherwise on the Property.  Notwithstanding the foregoing or anything to the contrary contained herein, Purchaser and/or Purchaser’s institutional lender shall be permitted to conduct a non-invasive phase-I environmental site assessment of the Property, and a non-invasive physical site inspection of the Property, at Purchaser’ sole cost and expense, between the date hereof and the Closing Date, subject however to Purchaser and/or Purchaser’s institutional lender complying with the terms and provisions of this Section 13.3.

13.4           Seller has heretofore delivered to Purchaser a schedule dated September 22, 2010 entitled “Bleecker Retail Revenue & Expense” (the “R&E Schedule”).  Seller agrees that if required by Purchaser, prior to the Closing, in connection with the completion of a so-called “Section 314 audit”, Seller will use good faith reasonable efforts to deliver to Purchaser, to the extent in Seller’s possession, copies of checks, bank statements and/or rent deposit slips, rent check and invoices and the like in support of the information set forth in the R&E Schedule and (ii) a schedule, for the period of time beginning on the later of January 1, 2005 or the date upon which the Units were converted into retail condominiums through the date of Purchaser’s request (but in no event later that the Closing Date), indicating the (A) rent charged in connection with the leases then in effect with respect to the Units; and (B) the occupancy percentage for the Units during such time, each on a Unit-by-Unit basis.

Article 14. Brokerage.

14.1           (a)           Purchaser and Seller hereby represent and warrant that they have not hired, retained or dealt with any broker, finder, consultant, person, firm or corporation in connection with the negotiation, execution or delivery of this Agreement or the transactions contemplated hereunder, other than Massey Knakal Realty Services, Inc. (the “Broker”).  Purchaser covenants and agrees that should any claim be made against Seller for any commission or other compensation by any broker, finder, person, firm or corporation, other than Massey Knakal Realty Services, Inc., based upon or alleging negotiations, dealings or communications with Purchaser or Purchaser’s representative(s) in connection with this transaction or the Property, Purchaser shall indemnify and hold Seller harmless from and against any and all damages, expenses (including reasonable attorneys’ fees and disbursements) and liability arising from such claim.  Seller shall pay the commission of Massey Knakal Realty Services, Inc. pursuant to a separate agreement between such parties.

(b)           Seller covenants that should any claim be made against Purchaser for any commission or other compensation by any broker, finder, person, firm or corporation based upon or alleging negotiations, dealings or communications with Seller or Seller’s representative(s) in connection with this transaction or the Leases, Seller shall indemnify and hold Purchaser harmless from any and all damages, expenses (including reasonable attorneys’ fees and disbursements) and liability arising from such claim. Seller shall pay the Broker its commission in connection with the Closing pursuant to a separate written agreement between Seller and the Broker.  The terms, covenants and conditions of this Article 14 shall survive the Closing or earlier termination of this Agreement.

Article 15.  Remedies.

15.1           If Seller defaults in its obligation to convey the Property hereunder,  Purchaser’s sole and exclusive remedy shall be either (i) to seek specific performance of this Agreement; or (ii) to terminate this Agreement and receive a refund of the Downpayment, and any interest thereon.  Purchaser shall elect between the remedies in clauses (i) and (ii) above, and Purchaser may not seek to pursue more than one (1) of such remedies simultaneously or in the alternative.  Notwithstanding the foregoing, in the event of Seller’s willful breach of its obligations hereunder, Purchaser may commence an action against Seller to recover the actual damages incurred by Purchaser as a result of Seller’s willful breach, including, without limitation, Purchaser’s reasonable legal fees and expenses, provided that said actual damages are verified by Purchaser to Seller and do not exceed the sum of One Hundred and Fifty Thousand ($150,000.00) Dollars in the aggregate.  In no event shall Purchaser be entitled to recover damages from Seller except as aforesaid.

15.2           If Purchaser defaults in its obligations under this Agreement, Seller’s sole and exclusive remedy shall be to receive and retain the Escrow Funds, as liquidated damages, it being agreed that Seller’s damages in the case of Purchaser’s default might be difficult or impossible to ascertain, and that the Escrow Funds constitute a fair and reasonable amount of damages under the circumstances and is not a penalty.

Article 16. Escrow Agent.

16.1           The Downpayment shall be held, paid over and/or applied by Escrow Agent in accordance with the following:

(a)           At the Closing, the Downpayment shall automatically be paid by Escrow Agent to Seller.

(b)           In instances other than those described in Section 16(a) above, the following shall apply: if either Seller or Purchaser (the “Requesting Party”) has a good faith belief that it is entitled to the Downpayment pursuant to the terms of this Agreement, then the Requesting Party may submit to Escrow Agent a written request for disbursement of the Downpayment, which request shall in all cases be accompanied by a good faith written explanation as to why the Requesting Party believes it is entitled to the Downpayment pursuant to the terms of this Agreement.  The Requesting Party, simultaneously with its submission of such written request to the Escrow Agent, shall deliver a copy of such request and explanation to the other party (the “Non-Requesting Party”). Moreover, within two (2) business days after Escrow Agent’s receipt of such request and explanation from the Requesting Party, Escrow Agent shall deliver a copy of the same to the Non-Requesting Party. If, within five (5) business days after the Non-Requesting Party’s receipt of such request and explanation from the Escrow Agent, the Non-Requesting Party fails to dispute the entitlement of the Requesting Party to the Downpayment, then the Escrow Agent may disburse the Downpayment to the Requesting Party. However, if, within five (5) business days after the Non-Requesting Party’s receipt of such request and explanation from the Escrow Agent, the Non-Requesting Party notifies Escrow Agent and the Requesting Party that (in substance) the Non-Requesting Party disputes the entitlement of the Requesting Party to the Downpayment, then Escrow Agent shall continue to hold the Downpayment until otherwise directed by joint written instructions from Seller and Purchaser or a final judgment of a court having jurisdiction. Escrow Agent, however, shall have the right at any time to deposit the Downpayment with the clerk of any federal or state court sitting in the City of New York. Escrow Agent shall give written notice of such deposit to Seller and Purchaser. Upon such deposit, Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.  All notices and deliveries under this Section must be made in strict accordance with Sections 17.1 and 17.2 below.

(c)           The parties acknowledge that Escrow Agent (i) is acting solely as a stakeholder at their request and for their convenience, (ii) shall not be deemed to be the agent of either of the parties and (iii) shall not be liable to either of the parties for any act or omission on its part unless caused by Escrow Agent’s willful misconduct or gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys’ fees and disbursements, incurred in connection with the performance of Escrow Agent’s duties hereunder, unless caused by Escrow Agent’s willful misconduct or gross negligence.  Escrow Agent shall not be liable for any losses suffered in connection with any such investment (except to the extent of Escrow Agent’s gross negligence or willful misconduct) and shall have no obligation to obtain the best, or otherwise seek to maximize, the rate of interest earned on any such investment.  Escrow Agent shall be entitled to rely or act upon any notice, instrument or document believed by Escrow Agent to be genuine and to be executed and delivered by the proper person, and shall have no obligation to verify any statements contained in any notice, instrument or document or the accuracy or due authorization of the execution of any notice, instrument or document.  Escrow Agent shall not be bound by any modification to this Section 16.1 unless Escrow Agent shall have agreed to such modification in writing. Escrow Agent is not a party to this Agreement except to the extent of its specific responsibilities hereunder, and does not assume or have any liability for the performance or non-performance of Purchaser or Seller hereunder to either of them. Any fees or charges in connection with such investment shall be paid out of the amounts held in escrow before any other payments shall be required to be made from such amounts.

16.2           Escrow Agent has acknowledged agreement to the foregoing provisions of Article 16 by signing in the place indicated on the signature page of this Agreement.

Article 17.  Notices.

17.1           Any notice or other communication given by either party hereto to the other relating to this Agreement (a "notice") shall be in writing and shall be sent by hand delivery or by recognized overnight courier service (such as Federal Express) or by facsimile transmission (with an immediate follow up notice by E-Mail), addressed to the parties and their attorneys as follows:

If to Seller, to:

c/o Beck Street Capital, LLC
100 Vandam Street, 4th Floor
New York, New York 10013
Attention: Kevin Comer
Fax No.: (212) 337-3174
E-Mail: kcomer@beckstreetcapital.com

With a copy to Seller’s attorney:

Alter Mantel, LLP
90 Park Avenue, 35th Floor
New York, New York 10016
Attention: Arthur S. Mantel, Esq.
Fax No.: (212) 953-5061
E-Mail:  asm@altermantel.com

If to Purchaser, to:

American Realty Capital III, LLC
405 Park Avenue, 15th Floor
New York, New York 10022
Attention:  William M. Kahane
Fax No.: (212) 421-5799
E-Mail:  wkahane@arlcap.com

and to:

American Realty Capital III, LLC
405 Park Avenue, 15th Floor
New York, New York 10022
Attention:  Jesse Galloway
Fax No.: (212) 421-5799
E-Mail:  JGalloway@arlcap.com

with a copy to Purchaser’s attorney:

Donovan & Giannuzzi, LLP
261 Madison Avenue, 22nd Floor
New York, New York 10016
Attention: Nicholas T. Donovan, Esq.
Fax No.: (212) 223-0966
E-Mail: NickD@DGLaw.us

If to Escrow Agent:

Chicago Title Insurance Company
Suite 1325, 1515 Market Street,
Philadelphia, PA 19102-1930
Attention:  Edwin G. Ditlow
Telephone: 215-875-4184
Telecopy: 215-732-1203
E-Mail: ditlowE@ctt.com

17.2           Notices or other communications (including agreements) signed by the attorneys for the respective parties shall be deemed binding upon the parties.  Either party may by notice to the other change the person or address for receipt of notices.  Notices sent by hand delivery or Federal Express shall be effective when received or rejected by the recipient or the recipient’s office or firm.

Article 18. Seller’s Obligations as to Leases.

18.1           Unless otherwise provided in a schedule attached to this Agreement, between the date of this Agreement and the Closing, Seller shall not, without Purchaser’s prior written consent (which may be granted or withheld in Purchaser’s sole and absolute discretion): (a) amend, renew or extend any Lease in any respect, unless required by law; or (b) terminate any Lease or tenancy except by reason of a material default by the Tenant thereunder (and then only with the prior written consent of Purchaser, which shall not be unreasonably withheld).

18.2           Between the date of this Agreement and the Closing, Seller shall not permit occupancy of, or enter into any new lease for, space which is presently vacant or which may hereafter become vacant, without the prior written consent of Purchaser. In connection therewith, between the date of this Agreement and the Closing, if Seller shall receive a bona fide offer for the leasing of any space within the Property which is presently vacant, or which may hereafter become vacant, and if Seller wishes to accept such offer, then Seller shall provide written notice of such offer to Purchaser, including the name of the prospective tenant, the proposed rent, and any and all other material terms thereof.   Purchaser acknowledges and agrees that it shall not be an objection to closing this transaction if any Tenant is in default of their Lease, provided that the condition set forth in Article 18.3 below shall be satisfied.

18.3           It shall be a condition to Closing that none of the Tenants have (i) terminated their respective Leases; (ii) vacated their respective Units; or (ii) delivered notice to Seller of such Tenant’s intention to terminate their respective Leases and/or vacate their respective Units; (iv) filed for Bankruptcy; or (v) delivered notice to Seller of such Tenants intention to file for Bankruptcy.

Article 19.  Miscellaneous..

19.1           Solely as an accommodation to Purchaser, Seller shall request that Seller’s mortgage lender assign the mortgage currently encumbering any one (1) or more Units to Purchaser’s mortgage lender; provided however that in no event shall Seller be obligated to incur any expense or commence any legal action in connection with the foregoing.  Such assignment shall be non-recourse to the assigning lender and without representation or warranty except as otherwise agreed by such assigning lender.  It is expressly acknowledged and agreed to by Purchaser that such assignment is not a condition of any kind or nature whatsoever to Purchaser’s obligation under this Agreement and Seller shall have no liability to the Purchaser if the assignment fails to occur.  If such mortgage is assigned to Purchaser’s mortgage lender, (x) same shall not be deemed an objection to title, (y) the fees for such mortgage assignment due to the assigning lender and/or its counsel shall be paid by Purchaser (the “Costs”) and (z) Purchaser shall pay in Good Funds to Seller at Closing a sum equal to fifty (50%) percent of the mortgage recording tax savings less the Costs.  Purchaser agrees to cooperate with Seller in attempting to affect such assignment.

19.2           All understandings and agreements heretofore had between Seller and Purchaser are merged in this Agreement, which alone completely expresses their Agreement.  This Agreement is entered into after full investigation, neither party relying upon any statement or representation made by the other and not embodied in this Agreement.

19.3           Purchaser’s acceptance of the deed to the Property shall be deemed an acknowledgment by Purchaser that Seller has fully complied with all of its obligations hereunder; that Seller is discharged therefrom (or Purchaser has waived compliance therewith); and that Seller shall have no further obligation or liability with respect to any of the agreements, representations and/or warranties made by Seller in this Agreement, which shall be merged with the deed to the Property; except for those provisions of this Agreement (if any) which expressly provide that any obligation of Seller shall survive the Closing.

19.4            Purchaser may assign all of Purchaser's rights hereunder to any wholly owned subsidiary of Purchaser or a wholly owned subsidiary directly or indirectly of American Realty Capital New York Recovery REIT, Inc. or American Realty Capital Trust, Inc., without the prior written consent of Seller; provided, however, that Purchaser shall not be released from its obligations hereunder by reason thereof and Purchaser notifies Seller in writing of said assignment and delivers a fully executed assignment and assumption agreement with respect to the matter all of same to be received by Seller at least five (5) days prior to the Closing.  Purchaser agrees that Purchaser shall not assign this Agreement to an unrelated third-party or to an entity in which an unrelated third party has an interest prior to the Closing Date in a so-called “flip” transaction.

19.5           This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

19.6           This Agreement does not constitute an offer to sell and shall not bind Seller unless and until Seller elects to be bound hereby by duly executing and delivering to Purchaser an executed original counterpart hereof.

19.7           This Agreement may only be amended, modified, altered, supplemented or, except as otherwise expressly provided herein, terminated, by a written instrument signed by Seller and Purchaser.

19.8           Purchaser acknowledges and agrees that the sale of the Property contemplated hereunder is subject to the terms of the Declarations, By-Laws and Rules and Regulations of the Condominiums, and any other governing documents of the Condominiums, as the same may be amended and modified from time to time (collectively, the “Condominium Documents”).

19.9           If any provision of this Agreement or the application thereof to any party or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to parties or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision shall be valid and be enforced to the fullest extent permitted by law, provided, however, the foregoing does not affect the material terms of this Agreement or the intent for the parties with respect to the transaction contemplated hereby.

19.10         Neither Purchaser or Seller, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.  ”Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws compromising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).

19.11         This Agreement, and the rights, obligations and relations of the parties hereunder, shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict-of-law rules and principles of that state.

19.12         A facsimile, “pdf” and/or electronic copy of a signed original counterpart of this Agreement shall be deemed sufficient to bind the parties, and shall be deemed an original for all purposes.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when combined, shall constitute one (1) fully executed original document.

19.13         THE PARTIES HERETO WAIVE TRIAL BY JURY IN CONNECTION WITH ANY AND ALL MATTERS ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT AND/OR THE RELATIONSHIP BETWEEN THE PARTIES HERETO.

19.14         Neither this Agreement nor any memorandum or other notice of this Agreement shall be recorded by Purchaser and any recordation or attempted recordation thereof by Purchaser (or any Purchaser Parties) shall be void and shall constituted a default by Purchaser hereunder.

19.15         Each party agrees that, except as otherwise set forth in this Agreement or provided by law, or unless compelled by an order of a court of competent jurisdiction, it shall keep the contents of this Agreement, and any information related to the transactions contemplated hereunder, confidential, unless and until the Closing Date shall occur, and each party further agrees to refrain from participating in any publicity statement, press release or other public notice regarding this transaction prior to the Closing Date, without the prior written consent of the other party hereto, unless required under applicable law or by a court order.  Notwithstanding the foregoing, the parties hereto shall be permitted to disclose the terms and conditions of this Agreement to their respective attorneys, accountants, financial analysts, bankers, auditors and other similar persons who reasonably require such information, all of whom shall be advised, in writing, of the confidential nature of this Agreement.

19.16       This Agreement shall be construed without regard to or aid of any presumption, rule or canon requiring construction against Seller or Purchaser or any party drawing this Agreement.

19.17       No failure or delay of either party in the exercise of any right given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right, or satisfaction of such condition, has expired) shall constitute a waiver of any other or further right nor shall any single or partial exercise of any right preclude any other or further exercise thereof or any other right. The waiver of any breach hereunder shall not be deemed to be a waiver of any other or any subsequent breach hereof.

19.18       Each party hereto shall from time to time execute, acknowledge and deliver such further instruments and perform such additional acts as the other party may reasonably request to effectuate the intent of this Agreement.

19.19       Each of the exhibits and schedules referred to herein and attached hereto is incorporated herein by this reference.

19.20       The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party (including, without limitation, the Title Company and Broker), and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

19.21       The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any Article, Section or any Subsection hereof.

19.22       Nothing contained herein will be construed to imply a joint venture, principal or agent relationship, or other joint relationship between Purchaser and Seller, and neither party will have the right, power or authority to bind or create any obligation, express or implied, on behalf of the other party.

19.23       Notwithstanding anything to the contrary, Seller shall have the right both prior to and after Closing to make at its sole cost and expense sidewalk repairs relating to existing sidewalk violations and Purchaser agrees to cooperate with Seller with respect to same.  This provision shall survive Closing.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Seller and Purchaser have each duly executed this Agreement as of the date first above written.

SELLER:

BLEECKER STREET CONDO, LLC, a Delaware limited liability company
By: BSC Bleecker NA, LLC, an Ohio limited liability company, managing member
By: Beck Street Capital, LLC, an Ohio limited liability company, sole member

By: /s/ Kevin Comer
Name: Kevin Comer
Title: Managing Member

382/384 PERRY RETAIL, LLC, a Delaware limited liability company
By: BSC Perry NA, LLC, a Delaware limited liability company, managing member
By: Beck Street Capital, LLC, an Ohio limited liability company, sole member

By: /s/ Kevin Comer
Name: Kevin Comer
Title: Managing Member

382/384 BLEECKER, LLC, a Delaware limited liability company
By: BSC Perry, LLC, a Delaware limited liability company, managing member
By: Beck Street Capital, LLC, an Ohio limited liability company, sole member

By: /s/ Kevin Comer
Name: Kevin Comer
Title: Managing Member
[Continued on next page]

BSC 387 LLC, a Delaware limited liability company
By: BSCKIM Holdco IV, LLC, a Delaware limited liability company, sole member
By: BSCNYC Holdings, LLC, a Delaware limited liability company, managing member
By: Beck Street Capital, LLC, an Ohio limited liability company, sole member

By: /s/ Kevin Comer
Name: Kevin Comer
Title: Managing Member

PURCHASER:

AMERICAN REALTY CAPITAL III, LLC

By: /s/ William M. Kahane
Name: William M. Kahane
Title: President

Receipt of the Downpayment
is acknowledged and the undersigned
agrees to act in accordance with the
provisions of Article 16 hereof.

CHICAGO TITLE INSURANCE COMPANY

By: /s/ Edwin G. Ditlow
Name:  Edwin G. Ditlow
Title:  Vice President
Date: September 29, 2010

SCHEDULE A

LEASES

Unit A and Unit C, 382-384 Bleecker Street:  Standard Form of Office Lease dated as of January 26, 2007, as amended by that certain First Amendment to Lease dated July 19, 2007  by and between 382/384 Bleecker, LLC, predecessor in interest to 382/384 Perry Retail, LLC, as Landlord, and Marc Jacobs International, LLC, as Tenant

Unit B, 382-384 Bleecker Street:  Lease dated as of May 17, 2010 by and between 382/384 Perry Retail, LLC, as Landlord, and Michael Kors Stores LLC, as Tenant.

Unit D, 382-384 Bleecker Street:  Lease dated as of April 1, 2010 by and between 382/384 Bleecker, LLC, as Landlord, and Touitou, Inc. d/b/a A.P.C., as Tenant.

Commercial Unit, 387 Bleecker Street:  Standard Form of Store Lease dated as of February 24, 2006, by and between BSC 387, LLC, as Landlord, and Mulberry USA, LLC, as Tenant, as assigned by that certain Lease Assignment and Assumption Agreement dated as of October 5, 2009, between Mulberry USA, LLC, as assignor, and Kilver Street, Inc., as assignee.

Commercial Unit, 367-369 Bleecker Street:  Lease dated as of May 26, 2010, by and between Bleecker Street Condo, LLC, as Landlord, and Burberry Limited, as Tenant.

SCHEDULE B

RENT SCHEDULE

See attached.

SCHEDULE C

SECURITY DEPOSITS

See attached.

SCHEDULE D

ARREARAGES

None

SCHEDULE E

ALLOCATION OF PURCHASE PRICE

UNIT	Purchase Price

Unit at 367/369 Bleecker	$13,544,694.00

Units A at 382/384 Bleecker	$ 5,113,599.00

Unit B at 382/384 Bleecker	$ 7,935,022.00

Unit C at 382/384 Bleecker	$ 1,489,450.00

Unit D at 382/384 Bleecker	$ 1,708,013.00

Unit at 387 Bleecker	$ 4,209,222.00

EXHIBIT A

See Exhibit A-1 for a description of the Unit at 367-369 Bleecker Street, New York, NY

See Exhibit A-2 for descriptions of Units A, B, C and D at 382-384 Bleecker Street, New York, NY

See Exhibit A-3 for a description of the Unit at 387 Bleecker Street, New York, NY

EXHIBIT A-1

Unit at 367-369 Bleecker Street, New York, New York

The condominium unit, known as the Commercial Unit, in the building designated as Maison Pierre Condominium, 367 & 369 Bleecker Street, New York, New York, in the Declaration Establishing a Plan for Condominium Ownership of said premises under Article 9-B of the Real Property Law of the State of New York dated July 31, 2006 and recoded in the City Register’s Office on October 20, 2006, in CRFN 2006000588415, the unit also being designated as tax lot 1201 in block 621 of section 2 of the Borough of Manhattan on the Tax Map of the Real Property Assessment Department of the City of New York and on the floor plans of the building, certified by BKSK Architects LLP and filed in the City Register’s Office on October 20, 2006, in CRFN 2006000588416.

Together with an undivided 25.8349% interest in the common elements of the Condominium.

The premises within which the Unit is located being more particularly described as follows:

All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

Beginning at the corner formed by the intersection of the easterly side of Bleecker Street with the northerly side of Charles Street;

Thence northerly along the easterly side of Bleecker Street, 49 feet to a point at the division line between independent walls of the building on the described premises and the building on the premises adjoining on the north;

Thence easterly along said division line about 41 feet 10 ¾ inches (41 feet 8 inches on the Tax Map) to a point in the prolongation northerly of the centre line of a party wall;

Thence southerly and part of the way through the centre of said party wall about 48 feet 11 inches to the northerly side of Charles Street;

Thence westerly along the northerly side of Charles Street about 41 feet (41 feet 8 inches on the Tax Map) to the point or place of beginning.

TOGETHER with all the right, title and interest of the party of the first part, of in and to the land lying in the street in front of and adjoining said premises.

EXHIBIT A-2

Unit A at 382-384 Bleecker Street

The Condominium Unit (the “Unit”) known as Unit A in the building designated as the Altavista Condominium in the Declaration Establishing a Plan for Condominium Ownership of said premises under Article 9-B of the Real Property Law of the State of New York, dated March 9, 2007 and recorded in the Office of the Register of New York County (the “Register’s Office”) on May 18, 2007 as CRFN 2007000261199, and also designated as tax lot 1122 in block 621 of the Borough of Manhattan on the Tax Map of the Real Property Assessment Department of the City of New York and on the floor plans of said building, certified by BKSK Architects, LLP, and filed with the Real Property Assessment Department of the City of New York as Condominium Plan No. 1688, and also filed in the Register’s Office on May 18, 2007 as CRNF 200700261200.

Together with an undivided 4.1591% interest in the common elements (as such term is defined in the Declaration).

 The premises within which the Unit is located are more particularly described as follows:

All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City of New York, in the County and State of New York, bounded and described as follows:

Beginning at the southwesterly corner of Bleecker and Perry Streets; and

Running thence westerly along the southerly side of Perry Street, seventy (70) feet;

Thence southerly parallel to Bleecker Street, forty-two (42) feet six (6) inches to the land whereof George Suckley died seized;

Thence easterly along the same parallel to Perry Street, seventy (70) feet to Bleecker Street; and

Thence northerly along Bleecker Street forty-two (42) feet, six (6) inches to the point or place of beginning.

TOGETHER with all the right, title and interest of the party of the first part, of in and to the land lying in the street in front of and adjoining said premises.

Unit B at 382-384 Bleecker Street

The Condominium Unit (the “Unit”) known as Unit B in the building designated as the Altavista Condominium in the Declaration Establishing a Plan for Condominium Ownership of said premises under Article 9-B of the Real Property Law of the State of New York, dated March 9, 2007 and recorded in the Office of the Register of New York County (the “Register’s Office”) on May 18, 2007 as CRFN 2007000261199, and also designated as tax lot 1123 in block 621 of the Borough of Manhattan on the Tax Map of the Real Property Assessment Department of the City of New York and on the floor plans of said building, certified by BKSK Architects, LLP, and filed with the Real Property Assessment Department of the City of New York as Condominium Plan No. 1688, and also filed in the Register’s Office on May 18, 2007 as CRNF 200700261200.

Together with an undivided 7.2169%% interest in the common elements (as such term is defined in the Declaration).

The premises within which the Unit is located are more particularly described as follows:

All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City of New York, in the County and State of New York, bounded and described as follows:

Beginning at the southwesterly corner of Bleecker and Perry Streets; and

Running thence westerly along the southerly side of Perry Street, seventy (70) feet;

Thence southerly parallel to Bleecker Street, forty-two (42) feet six (6) inches to the land whereof George Suckley died seized;

Thence easterly along the same parallel to Perry Street, seventy (70) feet to Bleecker Street; and

Thence northerly along Bleecker Street forty-two (42) feet, six (6) inches to the point or place of beginning.

TOGETHER with all the right, title and interest of the party of the first part, of in and to the land lying in the street in front of and adjoining said premises.

Unit C at 382-384 Bleecker Street

The Condominium Unit (the “Unit”) known as Unit C in the building designated as the Altavista Condominium in the Declaration Establishing a Plan for Condominium Ownership of said premises under Article 9-B of the Real Property Law of the State of New York, dated March 9, 2007 and recorded in the Office of the Register of New York County (the “Register’s Office”) on May 18, 2007 as CRFN 2007000261199, and also designated as tax lot 1124 in block 621 of the Borough of Manhattan on the Tax Map of the Real Property Assessment Department of the City of New York and on the floor plans of said building, certified by BKSK Architects, LLP, and filed with the Real Property Assessment Department of the City of New York as Condominium Plan No. 1688, and also filed in the Register’s Office on May 18, 2007 as CRNF 200700261200.

Together with an undivided 4.4701% interest in the common elements (as such term is defined in the Declaration).

The premises within which the Unit is located are more particularly described as follows:

All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City of New York, in the County and State of New York, bounded and described as follows:

Beginning at the southwesterly corner of Bleecker and Perry Streets; and

Running thence westerly along the southerly side of Perry Street, seventy (70) feet;

Thence southerly parallel to Bleecker Street, forty-two (42) feet six (6) inches to the land whereof George Suckley died seized;

Thence easterly along the same parallel to Perry Street, seventy (70) feet to Bleecker Street; and

Thence northerly along Bleecker Street forty-two (42) feet, six (6) inches to the point or place of beginning.

TOGETHER with all the right, title and interest of the party of the first part, of in and to the land lying in the street in front of and adjoining said premises.

Unit D at 382-384 Bleecker Street

The Condominium Unit (the “Unit”) known as Unit No. 1 in the building designated as the Altavista Condominium in the Declaration Establishing a Plan for Condominium Ownership of said premises under Article 9-B of the Real Property Law of the State of New York, dated March 9, 2007 and recorded in the Office of the Register of New York County (the “Register’s Office”) on May 18, 2007 as CRFN 2007000261199, and also designated as tax lot 1101 in block 621 of the Borough of Manhattan on the Tax Map of the Real Property Assessment Department of the City of New York and on the floor plans of said building, certified by BKSK Architects, LLP, and filed with the Real Property Assessment Department of the City of New York as Condominium Plan No. 1688, and also filed in the Register’s Office on May 18, 2007 as CRNF 200700261200.

Together with an undivided 4.8070%% interest in the common elements (as such term is defined in the Declaration).

The premises within which the Unit is located are more particularly described as follows:

All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City of New York, in the County and State of New York, bounded and described as follows:

Beginning at the southwesterly corner of Bleecker and Perry Streets; and

Running thence westerly along the southerly side of Perry Street, seventy (70) feet;

Thence southerly parallel to Bleecker Street, forty-two (42) feet six (6) inches to the land whereof George Suckley died seized;

Thence easterly along the same parallel to Perry Street, seventy (70) feet to Bleecker Street; and

Thence northerly along Bleecker Street forty-two (42) feet, six (6) inches to the point or place of beginning.

TOGETHER with all the right, title and interest of the party of the first part, of in and to the land lying in the street in front of and adjoining said premises.

EXHIBIT A-3

Unit at 387 Bleecker Street, New York, New York

The condominium Unit (the “Unit”) known as Commercial Unit in the premises known as 387 Bleecker Street Condominium, said Unit being designated and described as Commercial Unit in the Declaration Establishing a Plan for Condominium Ownership of said premises under Article 9-B of the Real Property Law of the State of New York dated December 7, 2009 and recorded December 17, 2009 in the New York County Register’s Office (the “Register’s Office”) as CRFN 2009000413452, as such Declaration was amended by that certain First Amendment to Declaration dated as of February 25, 2010 and filed in the Register’s Office on March 3, 2010 as CRFN 2010000072605, and also designated as tax lot 1101 in Block 622 of the Borough of Manhattan and on the Tax Map of the Real Property Assessment Department of the City of New York and on the floor plans of said building certified by Marc Kemeny of K Square Designs, Inc., Architect, on December 9, 2009 and filed with the Real Property Assessment Department of the City of New York on December 11, 2009 and filed in the Register’s Office on December 17, 2009 as CRFN 2009000413453.

Together with a total undivided 33.6867% interest in the common elements (as such term is defined in the declaration).

The premises within which the Unit is located are more particularly described as follows:

All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

Beginning at a point on the easterly side of Bleecker Street, distant 21 feet 11 inches northerly from the corner formed by the intersection of the northerly side of Perry Street with the easterly side of Bleecker Street;

Running thence northerly along the easterly side of Bleecker Street, 15 feet 11 1/2 inches;

Thence easterly along a line forming an angle of 90° 13’ 10" on its northerly side with the easterly side of Bleecker Street, 33 feet 1/2 inch;

Thence southerly along a line forming an angle of 90° 12’ 10" on its westerly side with the last mentioned course, 11 feet 6 1/2 inches;

Thence westerly along a line forming an angle of 88° 28’ 20" on its northerly side with the last mentioned course, 4 feet 11 3/4 inches;

Thence southerly along a line forming an angle of 88° 28’ 20" on its easterly side with the last mentioned course, 5 feet 2 inches;

Thence westerly along a line forming an angle of 89° 28’ 20" on its northerly side with the last mentioned course and part of the distance through a party wall, 27 feet 8 1/2 inches to the easterly side of Bleecker Street, the point or place of beginning.

TOGETHER with all the right, title and interest of the party of the first part, of in and to the land lying in the street in front of and adjoining said premises.

EXHIBIT B

ADDITIONAL PERMITTED EXCEPTIONS

Affecting the portion of the Property located at 367-369 Bleecker Street, New York, New York

1.
Notice of landmark historic district recorded in Register’s Office on April 29, 1969 in Reel 138, page 120.  Improvements on said premises are subject to the restrictions as to use provided in the Administrative Code of the City of New York, Title 25, Chapter 3.

2.	Covenants and restrictions recorded on July 10, 1865 in Liber 932 Cp. 529.

3.
Terms, restrictions, conditions, and easements set forth in the Declaration of Condominium and By-Laws of the Maison Pierre Condominium dated July 31, 2006, recorded October 20, 2006 as CRFN 2006000588415.

4.            Sidewalk violation, filed August 1, 1989, Index no. 50274.

5.
Power of Attorney to Board of Managers of the Maison Pierre Condominium, their successors in office dated on or about the Closing Date (if required), and to be duly recorded in the office of the Register, New York County.

6.	Tax Lien Certificate No. 1A recorded as CRFN 2008000280686.

Affecting the portion of the Property located at 382-384 Bleecker Street, New York, New York

1.
Notice of landmark historic district recorded in Register’s Office on April 29, 1969 in Reel 138, page 120.  Improvements on said premises are subject to the restrictions as to use provided in the Administrative Code of the City of New York, Title 25, Chapter 3.

2.	Covenants and restrictions recited in a deed recorded on April 1, 1847 in Liber 487 Cp. 481.

3.
Terms, restrictions and conditions set forth in the Declaration of Condominium and By-Laws of the Altavista Condominium dated March 9, 2007, recorded May 18, 2007 as CRFN 2007000261199 and First Amendment to Declaration of Condominium dated as of December 9, 2009 and recorded on December 23, 2009 as CRFN 2009000421186.

4.
Power of Attorney to Board of Managers of the Altavista Condominium, their successors in office dated on or about the Closing Date (if required), and to be duly recorded in the office of the Register, New York County.

Affecting the portion of the Property located at 387 Bleecker Street, New York, New York

1.
Notice of landmark historic district recorded in Register’s Office on April 29, 1969 in Reel 138, page 120.  Improvements on said premises are subject to the restrictions as to use provided in the Administrative Code of the City of New York, Title 25, Chapter 3.

2.           Beam Rights Agreement recorded on March 18, 1864 in Liber 896 Cp.321.

3.	Party Wall and Beam Rights Agreement dated November 9, 1949 and recorded on February 18, 1950 in Liber 4660 Cp. 249.

4.
Covenants and Restrictions recited in a Garden Agreement recorded February 26, 1929 in Liber 3697 Cp 430; Covenants and Restrictions recited in a Heating Agreement recorded May 3, 1930 in Liber 3768 Cp 40.

a) Amendment to above Agreements recorded March 20, 1943 in Liber 4196 Cp 155.

b) Amendment to above Agreements recorded March 1, 1954 in Liber 4870 Cp 417.

c) Amendment to above Agreements recorded November 25, 1960 in Liber 5133 Cp 506.

d) Amendment to above Agreements recorded July 19, 1974 in Reel 319 page 1126.

e) Amendment to above Agreements recorded January 21, 1988 in Reel 1352 page 378.

f) Amendment to above Agreements recorded May 19, 2000 in Reel 3105 page 671.

5.           Access Easement Agreement recorded July 27, 1932 in Liber 3839 Cp 364.

6.
Terms, covenants, conditions and agreements contained in an unrecorded lease made by and between BSC 387 LLC, Lessor, and MULBERRY USA, LLC, Lessee, dated as of February 24, 2006, as set forth in Subordination, Non-disturbance and Attornment Agreement, recorded on April 14, 2006 as CRFN 2006000207227.

7.
Terms, restrictions, conditions, and easements set forth in the Declaration of Condominium and By-Laws of the 387 Bleecker Street Condominium dated as of December 7, 2009 and recorded on December 17, 2009 as CRFN 2009000413452 and First Amendment to Declaration of Condominium dated as of February 25, 2010 and recorded on March 3, 2010 as CRFN 2010000072605.

8
Power of Attorney to Board of Managers of the 387 Bleecker Street  Condominium, their successors in office dated on or about the Closing Date (if required), and to be duly recorded in the office of the Register, New York County.

9.           Sidewalk Violation filed February 27, 2008, Index no. 81139.

EXHIBIT C

CONSTRUCTION CONTRACTS

367-369 Bleecker Street, New York, New York

 - Owner is currently under contract with a contractor to relocate the electric meters in the Unit into the vault space.

EXHIBIT D

OWNERS

Street Address	Unit	Owner	Block/Lot
387 Bleecker Street	Comm	BSC 387 LLC	Block 622 Lot 1101
382/384 Bleecker Street	Unit A	382/384 Perry Retail, LLC	Block 621 Lot 1122
382/384 Bleecker Street	Unit B	382/384 Perry Retail, LLC	Block 621 Lot 1123
382/384 Bleecker Street	Unit C	382/384 Perry Retail, LLC	Block 621 Lot 1124
382/384 Bleecker Street	Unit D	382/384 Bleecker, LLC	Block 621 Lot 1101
367/369 Bleecker Street	Comm	Bleecker Street Condo, LLC	Block 621 Lot 1201

 EXHIBIT E

ASSIGNMENT AND ASSUMPTION OF LEASES

KNOW ALL MEN BY THESE PRESENTS that _____________ having offices at _______________________ (the “Assignor”), in consideration of Ten ($10.00) Dollars and other good and valuable consideration in hand paid by ___________________________ having offices at _______________________________  (the “Assignee”), the receipt and sufficiency of which is hereby acknowledged, hereby assigns unto the Assignee all of Assignor’s right, title and interest in and to the following:

All leases made and entered into by Assignor and set forth on Schedule “A” attached hereto occupying space at those certain premises located at ______________________ (the “Leases”).

TO HAVE AND TO HOLD the same unto the Assignee, its successors and assigns, from and after the date hereof subject to the terms, covenants, conditions and provisions contained in the Leases.

This assignment is made without warranty or representation, express or implied, by, or recourse against, the Assignor of any kind or nature whatsoever except as specifically provided in that certain Purchase and Sale Agreement dated as of October 1, 2010 between BSC 387, LLC, 382/384 Perry Retail, LLC, Bleecker Street Condo, LLC, and 382/384 Bleecker, LLC, as Seller, and American Realty Capital II, LLC, as Purchaser (the “Purchase Agreement”).

The Assignee hereby assumes the performance of all of the terms, covenants and conditions of the Leases herein assigned by the Assignor to the Assignee from and after the date hereof and hereby agrees to perform all of the terms, covenants and conditions contained in the Leases from and after the date hereof, all with the full force and effect as if Assignee had signed the Leases originally as the landlord named therein.  Assignor shall remain liable and responsible for any unperformed obligations under the Leases which arose prior to the date of this Agreement.

Assignee does hereby for itself and its legal representatives, successors and assigns agree to indemnify and save harmless Assignor and its legal representatives, successors and assigns, from and against any and all claims, costs, charges, expenses, losses and fees, including, but not limited to, reasonable attorneys’ fees, incurred by Assignor, arising from or as a result of Assignee’s acts or omissions, arising from and after the date hereof, asserted by any of said tenants or any person or persons claiming under any of them with respect to any such Leases.

Assignor does hereby for itself and its legal representatives, successors and assigns agree to indemnify and save harmless Assignee and its legal representatives, successors and assigns, from and against any and all claims, costs, charges, expenses, losses and fees, including, but not limited to, reasonable attorneys’ fees, incurred by Assignee, arising from or as a result of Assignor’s acts or omissions, arising prior to the date hereof, asserted by any of said tenants or any person or persons claiming under any of them with respect to any such Leases.

This Agreement may be executed in counterparts, which counterparts, when taken together, shall constitute a single agreement.

Rent collected under the Leases shall be treated in accordance with the requirements of Section 11.2 of the Purchase Agreement, which is incorporated herein by this reference.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the ___ day of ________________, 2010.

ASSIGNOR:

By: ________________________

ASSIGNEE:

By: _______________________

EXHIBIT F

ASSIGNMENT AND ASSUMPTION OF SECURITY DEPOSITS

KNOW ALL MEN BY TIIESE PRESENTS that ____________ having offices at _________________________________ (the “Assignor”), in consideration of Ten ($10.00) Dollars and other good and valuable consideration in hand paid by _______________________________ having offices at __________________ (the “Assignee”), the receipt and sufficiency of which is hereby acknowledged, hereby assigns unto the Assignee all of Assignor’s right, title and interest in and to the following:

All security deposits in the aggregate amount listed on Schedule A annexed hereto (the “Deposits”) held by Assignor or its agent under all leases made and entered into by Assignor with any and all tenants, which tenants are parties to such leases affecting those certain premises as described on Schedule A (the “Assigned Leases”).

TO HAVE AND TO HOLD the same unto the Assignee, its successors and assigns, from and after the date hereof subject to the terms, covenants, conditions and provisions contained in the said leases.

This assignment is made without warranty or representation, express or implied, by, or recourse against, the Assignor of any kind or nature whatsoever except as specifically provided in that certain Purchase and Sale Agreement dated as of October 1, 2010 between BSC 387, LLC, 382/384 Perry Retail, LLC, Bleecker Street Condo, LLC, and 382/384 Bleecker, LLC, as Seller, and American Realty Capital III, LLC, as Purchaser.

Assignee does hereby for itself and its successors and assigns acknowledge receipt of the Deposits and does agree to hold and apply all Deposits received from Assignor in accordance with the terms of the said leases and/or tenancies pursuant to which the same were initially deposited.  Assignor represents and warrants to Assignee that the Deposits listed on Schedule A are the only security deposits held by Assignor with respect to the Assigned Leases.

Assignee does hereby for itself and its legal representatives, successors and assigns agree to indemnify and save harmless Assignor and its legal representatives, successors and assigns, from and against any and all claims, costs, charges, expenses, losses and fees, including, but not limited to, reasonable attorneys’ fees, incurred by Assignor, arising from or as a result of Assignee’s acts or omissions, arising from and after the date hereof asserted by any of said tenants or any person or persons claiming under any of them with respect to any such Deposits.

Assignor does hereby for itself and its legal representatives, successors and assigns agree to indemnify and save harmless Assignee and its legal representatives, successors and assigns, from and against any and all claims, costs, charges, expenses, losses and fees, including, but not limited to, reasonable attorneys’ fees, incurred by Assignee, arising from or as a result of Assignor’s acts or omissions, arising prior to the date hereof asserted by any of said tenants or any person or persons claiming under any of them with respect to any sums referenced in the Assigned Leases as security deposits or otherwise paid by such tenants or persons as security deposits and not included in the Deposits.

This agreement may be executed in counterparts, which counterparts, when taken together, shall constitute a single agreement.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the ____ day ____________, 2010.

ASSIGNOR:

By: ___________________________

ASSIGNEE:

By: ___________________________

EXHIBIT G

ESTOPPEL CERTIFICATE

(“CERTIFICATE”)

To:	(the “Purchaser”)
From:	Board of Managers (“Condominium Board”) of _______________ CONDOMINIUM (“Condominium”), ______ Bleecker Street, New York, New York 10014
Re:	Conveyance of Commercial Unit at __________ Bleecker Street (the “Unit”) of the Condominium from __________________ (“Seller”) to Purchaser

The undersigned hereby certifies as follows:  (a) Common Charges assessed by the Condominium Board against the Unit have been paid to, and including, _______________; (b) no Special Assessments have been levied by the Condominium Board against the Unit and no unpaid additional Common Charges or other indebtedness is owed by the Unit under the Condominium Documents; (c) there are not, to the actual knowledge of the Condominium Board, any uncured defaults or violations on the part of Seller, as Owner of the Unit, under the Condominium Documents, as amended.

This Certificate shall be conclusive upon the Condominium Board and all Unit Owners in favor of Purchaser, Purchaser’s successors and assigns and all Persons who rely upon this Certificate in good faith.

The definitions of the terms contained in the Declaration establishing the Condominium and the By-Laws shall apply when such terms are used herein without express definition.

IN WITNESS WHEREOF, the Condominium Board has duly executed this Certificate on  the __ day of _________________, 2010.

Board of Managers of
__________________ CONDOMINIUM

By:     _____________________________
Name:

Title:

ACKNOWLEDGMENT

STATE OF NEW YORK            )
COUNTY OF NEW YORK        )s.s.:

On this ___  day of __________________, 2010, before me, the undersigned, a notary public in and for said state, personally appeared, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

______________________________________
Notary Public

EXHIBIT H

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT (this “General Assignment”), made and entered into this _____day of __________, 2010, between BSC 387, LLC, 382/384 Perry Retail, LLC, Bleecker Street Condo, LLC, and 382/384 Bleecker, LLC, each having an address c/o Beck Street Capital, LLC, 100 Vandam Street, 4th Floor, New York, New York 10013 (“Assignor”) and _______________________, a ________________having an address at ______________________(“Assignee”).

WITNESSETH:

Assignor for Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns to Assignee all Assignor’s right, title and interest in, to and under all transferable licenses, approvals, certificates and permits and warranties, guaranties and other agreements presently in effect (the “Property Certificates”) held by Assignor and exclusively relating to the occupancy, use or operation of the premises set forth on Schedule A attached hereto (the “Premises”) pursuant to that certain Purchase and Sale Agreement dated as of October 1, 2010 between BSC 387, LLC, 382/384 Perry Retail, LLC, Bleecker Street Condo, LLC, and 382/384 Bleecker, LLC, as Seller, and American Realty Capital III, LLC, as Purchaser (the “Purchase and Sale Agreement”);

TO HAVE AND TO HOLD unto Assignee and its successors and assigns from and after the date hereof.

Assignee hereby expressly assumes the obligations of Assignor in respect of the Property Certificates accruing from and after the date hereof.  Assignee hereby agrees to indemnify and hold harmless Assignor with respect to any claims, losses, suits and expenses arising from the assumption of the Property Certificates.

This General Assignment is made by Assignor without recourse and without any expressed or implied representation or warranty whatsoever except as specifically provided in the Purchase and Sale Agreement.

This General Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

This General Assignment may be executed in counterparts, which counterparts, when taken together, shall constitute a single agreement.

IN WITNESS WHEREOF, Assignor and Assignee have executed this General Assignment as of the date first above written.

ASSIGNOR:

By: ________________________
   Name:
                  Title:

ASSIGNEE:

By:  __________________________
   Name:
   Title:

EXHIBIT I

Unrecorded Easement

(follows)

EXHIBIT J

Form of Title Affidavit

TITLE AFFIDAVIT

STATE OF NEW YORK	)
) SS:
COUNTY OF NEW YORK	)

Title Report No.:
Premises:
Block:
Lot(s):

The undersigned, ____________ of  ______________ (the “Company”), being duly sworn and in such capacity and not personally, deposes and says:

1.           I am authorized to execute and deliver this Title Affidavit on behalf of the Company which is the owner of the above-referenced premises (the “Premises”).

2.           No tenant has an option to purchase or right of first refusal with respect to the Premises.

3.           The Company has not received written notice and has no actual knowledge that any work has been done upon the Premises by the City of New York, nor has any written demand been made of the Company by the City of New York for any such work that may result in charges by the New York City Department of Health, charges by the New York City Dept. of Environmental Protection for water tap closing or any related work, or charges by any agency of the City of New York (including the Office of Rent and Housing Maintenance, Emergency Services Division) for emergency repair or emergency response work.

4.           The Company has not received written notice and has no actual knowledge that there are any unpaid Inspection Fees and/or Permit Fees billed by the Building Dept. pursuant to Section 26-128 (formerly Section 643a-14.0) of the Administrative Code of the City of New York, amended by Local Law 10, 1981 and Local Law 25, 1984, and Section 27-4029.1 of the Administrative Code of the City of New York, amended by Local Law 43, 1988.

5.           The Company has not received written notice and has no actual knowledge that there has been any work performed by any agency of the City of New York to cure problems under the New York City Hazardous Substances Emergency Response Law.

We make this Affidavit to induce Chicago Title Insurance Company (the “Title Insurer”) to issue its policy of title insurance covering said Premises, knowing that Title Insurer will rely upon the statements herein made to insure said title free and clear of the above matters.

_____________________________

Sworn to before me this
_____ day of ______________, 2010

__________________________
Notary Public